UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 5, 2010

RJO GLOBAL TRUST
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-22887 (Commission File Number)	36-4113382 (IRS Employer Identification No.)

c/o R.J. O’Brien Fund Management, LLC
222 South Riverside Plaza
Suite 900
Chicago, IL 60606
(Address of Principal Executive Offices)

(312) 373-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 5, 2010, the managing owner of RJO Global Trust (the “Trust”), R.J. O’Brien Fund Management, LLC (the “Managing Owner”), executed the First Amendment to the Eighth Declaration and Agreement of Trust, attached hereto as Exhibit 3.01, in accordance with its authority under Section 19(a) of the Eighth Declaration and Agreement of Trust (the “Trust Agreement”) to amend the Trust Agreement in order to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency.

The First Amendment to the Trust Agreement, which is effective as of February 5, 2010, clarifies in Section 5(d) and Section 8(a) of the Trust Agreement that calculations of the Trust’s net asset value per unit (as defined in the Trust Agreement) and monthly allocations related thereto will be calculated on a per class or series basis, as applicable, in the event that the Managing Owner establishes additional public or private offerings of units of beneficial interest in accordance with its authority under Section 14 of the Trust Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)   The following exhibit is filed herewith:

Exhibit Number	Description

3.01	First Amendment to the Eighth Declaration and Agreement of Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RJO GLOBAL TRUST
(Registrant)

Date: February 8, 2010

By: /s/ Annette A. Cazenave
Annette A. Cazenave
Senior Vice President
R.J. O’Brien Fund Management, LLC, Managing Owner

EXHIBIT INDEX

Exhibit Number	Description

3.01	First Amendment to the Eighth Declaration and Agreement of Trust.